UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 12, 2007 (January 8, 2007)
CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On and effective January 8, 2007, Mr. Jinxu Wu resigned as Chief Financial Officer of China Security & Surveillance Technology, Inc. (the “Company”). Mr. Wu’s resignation is not in connection with any known disagreement with the Company on any matter.

On and effective January 8, 2007, the Company appointed Terence Yap, age 35, as Chief Financial Officer of the Company. Mr. Yap has served as a director and Vice Chairman since March 2006. Mr. Yap was formerly the President, CEO and director of Digital Network Alliance, Inc., which provides satellite Internet connections and broadband services to both commercial and residential customers in the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia. Mr. Yap worked with Digital Network Alliance, Inc. from January 2002 until 2006, where he stills remains on the board of directors.   From April 2000 to December 2002, he was the Director of Business Development for Skyhub Asia Co., Ltd., a satellite services provider, where he established partnerships and alliances in Hong Kong and throughout Asia. From June, 1999 to April, 2000, he served as the Business Development Manager of MCI WorldCom Asia Pacific, Ltd., where he assisted in mergers and acquisitions of licensed telecommunications companies, the building of physical points of presence and negotiations with incumbent telecommunications operators.   Mr. Yap has an MBA from the Chinese University of Hong Kong and has been involved in establishing and implementing business development and corporate strategies for multiple technology companies. In addition, he has participated in identifying and completing acquisitions, acting in an investor relations capacity and has served as a corporate representative. Mr. Yap spends almost all his time on the Company’s affairs.

No family relationship exists between Mr. Yap and any other director or executive officer of the Company.

There are no transactions between Mr. Yap and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company expects to reach a new employment agreement with Mr. Yap in the coming weeks.

A copy of the press release issued by the Company on January 9, 2007 to announce the appointment of Mr. Yap as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On January 8, 2007, the Company announced that it signed 58 new contracts during the fourth quarter, which ended December 31, 2006, with a total aggregate contract value of approximately $43 million. These contracts cover installations for various projects, customers and initiatives located throughout China. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 99.1	Press Release issued by the Company, dated January 9, 2007.
Exhibit 99.2	Press Release issued by the Company, dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: January 12, 2007

/s/ Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company, dated January 9, 2007.

99.2	Press release issued by the Company, dated January 8, 2007.